UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 20, 2006

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	005-62335	54-2053718

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia		23510

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On March 15, 2006, Hampton Roads Bankshares, parent company of Bank of Hampton Roads, received notification from Warren L. Aleck, Robert G. Bagley, Durwood S. Curling, and Robert H. Powell, III of their intent to retire from the Company’s Board of Directors effective April 25, 2006, the date of the Annual Shareholders’ Meeting.  They have elected to take advantage of the Company’s Director Emeritus Program, which rewards long-time directors for their service, leadership and loyalty.

          As a Director Emeritus, the gentlemen will continue to consult with the Chairman and/or Chief Executive Officer on matters of importance to the Bank; direct or manage special projects deemed appropriate by the Chairman and/or Chief Executive Officer; attend meetings of the Board on request; attend the Bank’s annual strategic planning meeting and annual shareholders’ meeting; attend events of importance to the Bank; and serve as ambassadors for the Bank to the general public.

          Mr. Aleck, 64, is one of the Company’s founding Directors.  He has devoted nineteen years of service as a Director and will continue to serve as a member of the Bank’s Advisory Board.  Mr. Aleck is the retired president of Great Foods Inc. t/a Earle’s Markets, a grocery store chain started by his parents in 1954 and sold in 1990.  He serves on the Company’s Audit Committee.

          Mr. Bagley, 75, is another one of the Company’s founding Directors.  Throughout his nineteen year tenure, Mr. Bagley served as an officer of the Bank.  He retired from his position of Senior Vice President on December 30, 2005.  Mr. Bagley will continue to serve as a member of the Bank’s Advisory Board.  He is a member of the Company’s Education Committee and Site Selection Committee.

          Mr. Curling, 72, is also a founding Director of the Company.  He will continue to serve as a member of the Bank’s Advisory Board.  Mr. Curling retired in 1997 from his position of Executive Director of the Southeastern Public Service Authority, a role he assumed after serving as the city manager of Chesapeake.  He currently serves as Chairman of the Company’s Audit Committee.

          Mr. Powell, 64, joined the Company’s Board of Directors in 1990.  He will continue to serve as a member of the Bank’s Advisory Board.  Mr. Powell is a practicing attorney with the law firm of Kaufman & Canoles, P.C. in downtown Norfolk.  He serves on the Company’s Audit Committee.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: March 20, 2006	By:	/s/ Jack W. Gibson

Jack W. Gibson President and Chief Executive Officer